UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA		01803
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, $0.001 par value per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Board of Directors (the “Board”) of Bone Biologics Corporation (the “Company”) appointed Phillip Meikle to the Company’s Board. Phillip Meikle will be compensated for his service in the same manner as the Company’s other directors.

Phillip Meikle is a seasoned healthcare executive with over 32 years of orthopedic and spine industry experience. He founded Biosystems of New England, Inc. in 1992 and has served as CEO and President since. He has broad experience representing diverse and innovative orthopedic industry companies in developing and distributing innovative products. He sold his company to Stryker in 2019 and has served as a Stryker consultant for the past five years.

Phillip Meikle was not selected to serve on the Board under any arrangement or understanding between him and any other person. The Company is not aware of any transactions with Phillip Meikle that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Meikle’s appointment to the Board on October 21, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Bone Biologics Corporation, dated October 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: October 21, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick Chief Executive Officer